EXHIBIT 10.4

Equity Transfer Agreement supplement

Transferor: (Party A:) Shaanxi Changjiang Mining & New Energy Co., Ltd

Transferee: (Party B) Wang Sheng Li

This agreement is a supplement to the issue of transferring the equity of Shaanxi East Mining Co., Ltd by Party A and Party B. That is, it is a supplement to the Equity Transfer Agreement of Shaanxi East Mining Co., Ltd signed on Dec 25th, 2013.

After friendly consultations conducted in accordance with the principles of equality and mutual benefit, the parties have reached the following agreements:

1. Changing the Article II of the original agreement “Party B agrees that it will pay RMB 2,700,000 equity transfer funds to Party A in the form of monetary funds in 15 days after both parties signed the agreement”, after friendly consultations, agrees that the above RMB 2,700,000 equity transfer funds can be offset in the funds that owned to party B by party A, and Party B will not pay Party A in the form of monetary funds.

2. This agreement shall become effective after both parties signed and sealed. The supplemental agreement has the same legal force and effect with the original Equity Transfer Agreement.

Party A: Chen Wei Dong	Party B: Wang Sheng Li
Dec 30th, 2013.